UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 12, 2019

PRINCIPIA BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38653	26-3487603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East Grand Avenue, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 416-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2019, the Board of Directors (the “Board”) of Principia Biopharma Inc. (the “Company”) appointed John Smither as a Class II director of the Company, with a term of office expiring at the 2020 annual meeting of stockholders. Concurrently with his appointment to the Board, Mr. Smither was also appointed to serve as the chairperson of the Audit Committee of the Board (the “Audit Committee”). Srinivas Akkaraju, M.D., Ph.D. and Simeon George , M.D., M.B.A. will continue as members of the Audit Committee.

Mr. Smither will receive compensation as a non-employee director of the Company as follows: (a) an annual retainer of $36,500 for service on the Board; (b) an annual retainer of $15,000 for service as chairperson of the Audit Committee; (c) an initial stock option grant to purchase 20,475 shares of the company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the trading date immediately preceding the date of grant, and which will vest over three years following the date of grant and will vest in full in the event of a change in control (as defined in the Company’s equity incentive plan), provided that he is continuing to provide service on the applicable vesting date; and (d) each year an annual stock option grant to purchase 10,240 shares of the company’s common stock, with an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the trading date immediately preceding the date of grant, which grant will vest in full on the one-year anniversary of the grant date provided that he is continuing to provide service on the applicable vesting date. Mr. Smither has also entered into the Company’s standard form of Indemnification Agreement.

There are no arrangements or understandings between Mr. Smither and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Mr. Smither has an interest that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPIA BIOPHARMA INC.

By:	/s/ Christopher Y. Chai
Christopher Y. Chai
Chief Financial Officer

Dated: February 19, 2019